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                             ARTICLES SUPPLEMENTARY

                DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC.

         DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC. (the "Corporation") having its principal office in the City of Baltimore, certifies that:

         FIRST: The Corporation's Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law has adopted a resolution designating a new class of shares and increasing the total number of shares of Common Stock the corporation is authorized to issue to eleven billion five hundred sixty million (11,560,000,000) shares of Common Stock, par value $.001 per share, and of the aggregate par value of eleven million five hundred sixty thousand dollars ($11,560,000), as follows: seven billion four hundred ten million (7,410,000,000) shares are designated "Prime Series", one billion five hundred fifty million (1,550,000,000) shares are designated "Treasury Series", two billion two hundred fifty million (2,250,000,000) shares are designated "Tax-Free Series", and the balance of which are unclassified. Of the seven billion four hundred ten million (7,410,000,000) shares designated for the Prime Series, six billion (6,000,000,000) shares are classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares, nine hundred fifty million (950,000,000) shares are classified as Institutional Shares, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class B, ten million (10,000,000) shares are classified as Flag Investors Cash Reserve Prime Class C Shares and three hundred fifty million (350,000,000) shares are classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred fifty million (1,550,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares are classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares are classified as Institutional Shares. Of the two billion two hundred fifty million (2,250,000,000) shares designated for the Tax-Free Series, two billion (2,000,000,000) shares are classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares are classified as Institutional Shares.



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         SECOND: Immediately before the increase in authorized shares pursuant to these Articles Supplementary, the Corporation was authorized to issue ten billion five hundred fifty million (10,550,000,000) shares of Common Stock, par value $.001 per share, and of the aggregate par value of ten million five hundred fifty thousand dollars ($10,550,000), as follows: six billion four hundred million (6,400,000,000) shares were designated "Prime Series", one billion five hundred fifty million (1,550,000,000) shares were designated "Treasury Series", two billion two hundred fifty million (2,250,000,000) shares were designated "Tax-Free Series", and the balance of which were unclassified. Of the six billion four hundred million (6,400,000,000) shares designated for the Prime Series, five billion (5,000,000,000) shares were classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares, nine hundred fifty million (950,000,000) shares were classified as Institutional Shares, fifty million (50,000,000) shares were classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares were classified as Flag Investors Cash Reserve Prime Shares Class B and three hundred fifty million (350,000,000) shares were classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred fifty million (1,550,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares were classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares were classified as Institutional Shares. Of the two billion two hundred fifty million (2,250,000,000) shares designated for the Tax-Free Series, two billion (2,000,000,000) shares were classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares were classified as Institutional Shares.

         THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.


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IN WITNESS WHEREOF, Deutsche Banc Alex. Brown Cash Reserve Fund, Inc. has caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this 28th day of September, 1999.


[CORPORATE SEAL]

                                          DEUTSCHE BANC ALEX. BROWN CASH RESERVE
                                          FUND, INC.



                                          BY: /s/ Harry Woolf
                                              ----------------------------------
                                                  Harry Woolf
                                                  President


Attest: /s/ Amy M. Olmert
        --------------------------
            Amy M. Olmert
            Secretary


         The undersigned, President of DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                          /s/ Harry Woolf
                                          --------------------------------------
                                              Harry Woolf
                                              President